Insider Trading Policy November 1, 2021

2 TELUS International Insider Trading Policy TELUS International Insider Trading Policy Introduction TELUS International (CDA) Inc. has adopted these internal guidelines to control transactions involving its securities by all TI team members and to ensure TI team members are aware of and comply with their legal obligations and TI’s policy with respect to “insider trading” and “tipping”. “TI” as used in this Policy, means TELUS International (Cda) Inc. and its Subsidiaries. We expect every TI team member to fully comply with all applicable legal requirements and this Policy. The objectives of this Policy are to: • educate TI team members about their legal obligations with respect to insider trading and tipping; and • foster and facilitate compliance with applicable laws to prevent transactions by TI team members that would not be in full compliance with the legal requirements. Scope of this Policy This Policy applies to all TI team members.

3 TELUS International Insider Trading Policy Legal Background 1. Insider Trading and Tipping As a TI team member, you are considered to be in a “special relationship” with each of the Reporting Issuers (see Section 2(i)) under securities laws. Because of that, a. Securities laws prohibit you from trading in securities of a Reporting Issuer with knowledge of Material Information (as such terms are defined below ) related to a Reporting Issuer that has not been generally disclosed. You are also prohibited from recommending or encouraging another person (such as a relative or friend) to trade in securities of a Reporting Issuer when you have knowledge of Material Information. These prohibited activities are commonly known as “insider trading”. b. With respect to public companies which are not Reporting Issuers, securities laws also prohibit you from trading in (or recommending or encouraging another person to trade in) the securities of any such a public company when you have knowledge of Material Information that other public company that has not been generally disclosed, and that knowledge was gained: i. during the course of your work at TI; ii. because you are in a “special relationship” with that other public company; or iii. because you were “tipped” by another person who was in a “special relationship” with that other public company. c. Except in very limited circumstances, securities laws prohibit you from informing any other person of material Information about reporting Issuers or about any public company referred to in Section 1(b) above, before the Material Information has been generally disclosed. This prohibited activity is commonly known as “tipping.” Both you and the person who receives the Material Information from you could be liable under securities laws if the person who receives the Material Information trades securities based on such information. See the TI Policy on Corporate Disclosure and Confidentiality of Information for further information. 2. Definitions a. “Blacked-out Employee” means a TI team member who is described in Section 4(a)(i), (ii) or (iii) of this Policy. b. “Chief Legal Officer” means the person that is in charge of the law and governance function at TI. c. “discretionary blackout periods” are imposed from time to time on TI team members, in addition to the regularly scheduled blackout periods, following consultation with the Chief Legal Officer and the Chief Financial Officer. d. “Insider” means a TI team member who is described in Section 4(a)(i) of this Policy. e. “material change” in relation to the affairs of any Reporting Issuer, means a change in the business, operations, assets or ownership of that Reporting Issuer that would reasonably be expected to have a significant effect on the market price or value of any of the securities of that Reporting Issuer, or a decision to implement such a change made by: (i) senior management of that Reporting Issuer who believe that confirmation of the decision by the board of directors of that Reporting Issuer is probable; or (ii) the board of directors of that Reporting Issuer. f. “material fact” in relation to securities issued or proposed to be issued by any Reporting Issuer, means a fact that would reasonably be expected to have a significant effect on the market price or value of such securities. g. “Material Information” has particular meaning under the securities laws of both Canada and the United states and both definitions are relevant for those subject to this Policy. Under Canadian securities laws, information is considered material where the information

4 TELUS International Insider Trading Policy is relating to the business and affairs of a publicly traded company that results in, or would reasonably be expected to result in, a significant change in the market price or value of any of the listed securities of that company if generally disclosed. Material Information includes both “material changes” and “material facts.” Under U.S. securities laws information is considered material where there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or would consider it as having significantly altered the total mix of information already publicly available. (See attached Schedule A for examples of potential Material Information.) h. “regularly scheduled blackout periods” begin the first day of the month following each quarter or year-end and end 24 hours following the time at which TI discloses its annual or quarterly financial results. i. “Reporting Issuers” refers to TI and any Affiliate of TI which is a reporting issuer, as that term is defined under Canadian securities laws, from time to time. As of the date hereof, TI, TELUS Corporation and TELUS Communications Inc. are Reporting Issuers. j. “special relationship” - for the purpose of this Policy, a person is in a special relationship with TI if the person: i. is a TI team member; or ii. is engaging in or is proposing to engage in any business or professional activity with or on behalf of any one of the Reporting Issuers or Subsidiaries, and includes, without limitation, a consultant. k. “Subsidiary” means an affiliated body corporate as defined pursuant to the Business Corporations Act (British Columbia), as amended from time to time, and any partnership or other unincorporated association in which TI or any of its affiliated bodies corporate (as so defined) has a controlling interest. l. “TI securities” means TI’s subordinate voting shares, multi voting shares, debt securities, convertible debt securities, hybrid securities and any other securities issued by TI or its Subsidiaries, including derivative securities related to securities issued by TI or its Subsidiaries. m. “TI team member” refers to each director, officer, or employee of TI or any of its Subsidiaries.

5 TELUS International Insider Trading Policy Obligations 3. Obligations on all TI team members As a TI team member: a. You cannot trade in securities of any Reporting Issuer while in possession of Material Information with respect to that Reporting Issuer that has not yet been generally disclosed. However, this prohibition does not apply to the automatic acquisition of securities pursuant to a plan established by a Reporting Issuer for dividend reinvestment or automatic share purchases or the crediting of dividend equivalents under an equity incentive plan established by a Reporting Issuer. b. You cannot trade in securities of a Reporting Issuer while in possession of Material Information with respect to another Reporting Issuer that has not yet been generally disclosed and that also constitutes Material Information with respect to the first Reporting Issuer. c. You cannot trade in the securities of another public company while in possession of Material Information regarding that public company which knowledge was gained during the course of your work at TI, if the Material Information has not been generally disclosed to the public. d. You cannot recommend or encourage another person to trade in securities of any Reporting Issuer while in possession of Material Information regarding that Reporting Issuer that has not yet been generally disclosed. e. You cannot inform other people of Material Information regarding TI before that Material Information has been generally disclosed, except under very limited circumstances as permitted under securities laws. f. You cannot inform other people of Material Information regarding a public company where you have gained that information in the course of your work at TI before that Material Information has been generally disclosed, except under very limited circumstances as permitted under securities laws. g. Whether undisclosed information constitutes Material Information with respect to any Reporting Issuer will depend on how material that information is to an investor in that Reporting Issuer. Undisclosed information relating to TI may be Material Information with respect to TI even if it would not be Material Information with respect to TELUS Corporation and vice versa. Please contact the Chief Legal Officer if you have any questions about your obligations above, including questions regarding whether information is material or whether information has been generally disclosed for purposes of this Policy or the securities laws. See also the TI Policy on Corporate Disclosure and Confidentiality of Information for more information.

6 TELUS International Insider Trading Policy 4. Additional Obligations on Insiders and Blacked-out Employees Additional obligations are imposed on TI team members who are Insiders or Blacked-out Employees, as described in this Section 4. a. Definitions i. Are you an Insider of TI? As of the date hereof, the following TI team members are Insiders of TI: (1.) The directors of TI and any Subsidiary of TI; (2.) The CEO, CFO, COO of TI and any Subsidiary of TI; (3.) a person or company responsible for a principal business unit, division or function of TI; (4.) an individual performing functions similar to the functions performed by any of the insiders described in paragraphs 1) to 3) above; and (5.) any other director or officer of TI that (i) in the ordinary course receives or has access to information as to material facts or material changes concerning TI before the material facts or material changes are generally disclosed; and (ii) directly or indirectly exercises, or has the ability to exercise, significant power or influence over the business, operations, capital or development of TI. ii. Are you a Blacked-out Employee for the purposes of regularly scheduled blackout periods? The following TI team members are Blacked-out Employees of TI during regularly scheduled blackout periods: (1.) All Insiders and other TI team members at or above the director job level (e.g. Presidents, Senior Vice Presidents, Managing Directors, Vice Presidents and Directors), including TI team members in acting positions. (2.) All other TI team members who receive notice from the Chief Legal Officer that they are designated Blacked-out Employees during such periods. iii. Who is a Blacked-out Employee for the purposes of discretionary blackout periods? All TI team members who receive notice that they are designated Blacked-out Employees during such periods. b. Obligations on Blacked-out Employees i. During regularly scheduled blackout periods of TI, the affected Blacked-out Employees cannot: (1.) trade in any TI securities; (2.) exercise stock options of TI; (3.) trade in deferred share units, performance stock units or restricted stock units of TI; (4.) change the percentage contribution to an employee share purchase plan of TI; or (5.) join or withdraw from an employee share purchase plan of TI. Blacked-out Employees may, however, continue to make purchases under an employee share purchase plan of a Reporting Issuer. ii. During a discretionary blackout period, the affected Blacked-out Employees cannot: (1.) trade in any TI securities; (2.) exercise stock options; (3.) trade in deferred share units, performance stock units or restricted stock units; (4.) change the percentage contribution to an employee share purchase plan of a Reporting Issuer; or (5.) join or withdraw from an employee share purchase plan of a Reporting Issuer. Blacked-out Employees subject to a discretionary blackout period may, however, continue to make purchases under an employee share purchase plan of a Reporting Issuer.

7 TELUS International Insider Trading Policy 5. Exceptions to trading during regularly scheduled black-out periods Notwithstanding the prohibitions in Section 4(b)(i) imposed during a regularly scheduled blackout period, affected Blacked-out Employees who wish to do a cashless exercise of options at the end of a calendar year with the sale of the shares acquired on exercise of such options taking place after the calendar year end during the regularly scheduled blackout period commencing on January 1, may do so but only if all of the following conditions are met: a. the Blacked-out Employee must provide instructions on or before the last trading day of the calendar year, to the administrator of an option plan of a Reporting Issuer to exercise the options and sell the shares acquired on such exercise, b. the instructions must be irrevocable; c. the sale of shares acquired on exercise of the options must occur on the first trading day after January 1; and d. at the time that the irrevocable instructions are given, the Blacked-out Employee must not: be in possession of any undisclosed Material Information, be otherwise subject to another trading ban, or be otherwise prohibited by law from trading in such securities. Any shares not sold on the first trading day after January 1 may not be sold until the regularly scheduled black-out period commencing after year end has expired and the Blacked-out Employee is not otherwise prohibited by law or this Policy from selling such shares. Therefore, if the Blacked- out Employee is unable to sell all of the shares acquired on the option exercise on the first trading day, he or she will, as a result of the condition in Section 5(c) above, be required to self-fund the option price of the unsold shares until such time that a sale is permitted.

8 TELUS International Insider Trading Policy 6. Obligation on Insiders to file Insider Reports a. Insider Reports Under securities laws and TI policy, Insiders are required to file a report (the “Insider Report”) with securities regulators any time they trade in shares, debt securities, options (including the grant and exercise of options), deferred share units, restricted stock units or performance stock units of a Reporting Issuer. The requirement also applies to related financial instruments, including derivatives, which includes any instrument, agreement, security or exchange contract that derives or bases its value, market price or payment obligations on the value, market price or payment obligations of a security of a Reporting Issuer or affects an Insider’s economic interest in a security of a Reporting Issuer or that affects the extent to which the Insider’s economic or financial interests are aligned with those of a Reporting Issuer or its securities. Insiders generally must file an Insider Report electronically through the “System for Electronic Disclosure by Insiders” (“SEDI”) within 5 calendar days after each trade. However, some flexibility exists to report the automatic acquisition of securities pursuant to a plan established by a Reporting Issuer for dividend reinvestment or automatic share purchases or the crediting of dividend equivalents under an equity incentive plan established by a Reporting Issuer on an annual basis instead. Securities laws provide some exemptions from filing insider reports. Please contact the Chief Legal Officer for further information on exemptions. b. Notice to Chief Legal Officer All Insiders must give prior notice to the Chief Legal Officer any time they wish to trade in any of the securities of any Reporting Issuer.

9 TELUS International Insider Trading Policy 7. Prohibitions against short selling, hedging and certain trading TI team members at senior levels are either required or encouraged to meet specified equity ownership targets, to further align their interests with that of other shareholders. Transactions that hedge, limit or otherwise change a TI team member’s economic interest in and exposure to the full rewards and risks of ownership in TI securities would be contrary to this objective. For that reason, all TI team members who are Insiders (as defined in Section 4(a)(i)) and all other TI team members who hold job positions at or above the director level (e.g. Presidents, Senior Vice Presidents, Managing Directors, Vice Presidents and Directors), including individuals in acting positions, are prohibited from engaging in the following transactions with respect to TI securities: a. short sales, b. monetization of equity awards (e.g. stock options, restricted stock units, performance stock units, deferred share units) before vesting, c. transactions in derivatives on TI securities such as put and call options, or d. any other hedging or equity monetization transactions where the TI team member’s economic interest and risk exposure in the TI securities are changed, such as collars or forward sale contracts. The prohibitions in this section do not apply to trades associated with the exercise of TI stock options in accordance with TI approved procedures.

10 TELUS International Insider Trading Policy 8. Waiver Notwithstanding any of the prohibitions contained in Section 4 and Section 7, the Chief Legal Officer may, at his or her discretion, waive the prohibitions contained in Section 4 and 7, in exceptional circumstances, provided that the TI team member seeking the waiver does not have any undisclosed Material Information and that making such an exception would not violate any applicable securities laws. The Chief Legal Officer will report any such waivers to the Governance and Nominating Committee at the next regularly scheduled meeting of the Governance and Nominating Committee. 9. Potential Civil and Criminal Penalties The consequences of carrying on any prohibited insider trading activity or failing to file an insider report where required on a timely basis can be severe and may give rise to disciplinary measures up to and including dismissal for cause, as well as legal sanctions such as fines and criminal sanctions. 10. Amendments This policy will be reviewed annually by the Chief Legal Officer, who will recommend any material amendments to the Governance and Nominating Committee for further recommendation to the Board for approval. Amendments of a non-material nature may be approved by the Chief Legal Officer.